Exhibit 99.1

ACCEPTANCES OR REJECTIONS WITH RESPECT TO THE PLAN ARE BEING SOLICITED PURSUANT TO THIS DISCLOSURE STATEMENT, WHICH THE BANKRUPTCY COURT HAS APPROVED ON A PROVISIONAL BASIS, SUBJECT TO FINAL APPROVAL AT THE COMBINED HEARING. THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT. THIS PROPOSED DISCLOSURE STATEMENT IS A SOLICITIATION VERISON AND INTENDED SOLELY FOR SOLICITATION OF VOTES ON THE PLAN

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

PARETEUM CORPORATION, et al.,	Case No.: 22-10615 (LGB)

Debtors.[1]	(Jointly Administered)

MODIFIED DISCLOSURE STATEMENT

FOR CHAPTER 11 PLAN OF LIQUIDATION FOR

PARETEUM CORPORATION AND CERTAIN OF ITS AFFILIATES

(Confirmation Version)

TOGUT, SEGAL & SEGAL LLP

Frank A. Oswald

Brian F. Moore

Amy M. Oden

One Penn Plaza, Suite 3335

New York, New York 10119

(212) 594-5000

Counsel to the Debtors

and Debtors in Possession

Dated:	October 4, 2022

New York, New York

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The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are: Pareteum Corporation (7538); Pareteum North America Corp. (f/k/a Elephant Talk North America Corp.) (9623); Devicescape Holdings, Inc. (2909); iPass, Inc. (4598); iPass IP LLC (2550); Pareteum Europe B.V.; Artilium Group Ltd. (f/k/a Artilium PLC); Pareteum Asia Pte. Ltd.; and Pareteum N.V. (f/k/a Artilium N.V.). The mailing address of the Debtors, solely for the purposes of notices and communications, is c/o Saccullo Business Consulting, LLC, Crimson King Drive, 2nd Floor, Bear, DE 19701.

INTRODUCTION AND DISCLAIMER

On May 15, 2022 (the “Petition Date”), Pareteum Corporation (“Pareteum”) and certain of its affiliates, the debtors and debtors in possession (collectively, the “Debtors” and, together with non-Debtor affiliates, the “Company”), commenced the above-captioned cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Pareteum Corporation, et al., Case No. 22-10615 (LGB).

The Debtors submit this Disclosure Statement to all Holders of Claims against the Debtors entitled to vote on the Chapter 11 Plan of Liquidation for Pareteum Corporation and Certain of Its Affiliates, a copy of which is attached hereto as Exhibit A (as it may be amended, supplemented, or otherwise modified from time to time, the “Plan”).2

The purpose of this Disclosure Statement is to provide Holders of Claims entitled to vote on the Plan with adequate information to make an informed judgment as to whether to vote to accept or reject the Plan. The Debtors are providing you with the information in this Disclosure Statement because you may be a creditor entitled to vote on the Plan. This Disclosure Statement is to be used solely in connection with evaluation of the Plan and not for any other purposes.

To be counted, your Ballot must be duly completed, executed, and actually received by 5:00 p.m. (Eastern Time) on September 27, 2022 (the “Voting Deadline”). Ballots may be delivered either (a) via electronic, online transmission through the eBallot platform on the Debtors’ case website, http://www.kccllc.net/pareteum (the “Case Website”), or (b) by delivering a paper copy to the Pareteum Ballot Processing Center, c/o Kurtzman Carson Consultants LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245

The Debtors believe that the Plan is in the best interests of creditors and other stakeholders and is a fair means of moving these Chapter 11 Cases toward efficient resolution. All creditors entitled to vote on the Plan are urged to vote in favor of it.

THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

[2]	Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan.

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ALL HOLDERS OF GENERAL UNSECURED CLAIMS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ATTACHED TO THE PLAN, AND ANY PLAN SUPPLEMENT(S). THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE (THE “BANKRUPTCY RULES”) AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, LITIGATIONS, AND APPEALS, INCLUDING, FOR THE AVOIDANCE OF DOUBT, LITIGATION CLAIMS PENDING AS OF THE FILING OF THESE CHAPTER 11 CASES OR COMMENCED AFTER THE FILING OF THESE CHAPTER 11 CASES, THIS DISCLOSURE STATEMENT WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING, NOR WILL IT BE CONSTRUED TO CONSTITUTE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.

Rules of Interpretation

For purposes of this Disclosure Statement, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter gender includes the masculine, feminine, and neuter gender; (c) any reference in this Disclosure Statement to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a Holder

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of a Claim or Interest includes such Holder’s successors and assigns; (e) all references in this Disclosure Statement to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Disclosure Statement; (f) the words “herein,” “hereunder,” and “hereto” refer to this Disclosure Statement in its entirety rather than to a particular portion of this Disclosure Statement; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Disclosure Statement; (h) any term used in capitalized form in this Disclosure Statement that is not otherwise defined in this Disclosure Statement or the Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, unless otherwise stated; (k) in computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply, and if the date on which a transaction may occur pursuant to this Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day; (l) unless otherwise specified, all references in this Disclosure Statement to monetary figures shall refer to currency of the United States of America; (m) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (n) to the extent this Disclosure Statement is inconsistent with the terms of the Plan, the Plan shall control; and (o) to the extent this Disclosure Statement is inconsistent with the Confirmation Order, the Confirmation Order shall control.

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TABLE OF CONTENTS

I.	EXECUTIVE SUMMARY OF THE PLAN OF LIQUIDATION		1

II.	OVERVIEW OF THE DEBTORS’ BUSINESS		5

	A.	Corporate History	5

	B.	Business Operations Overview	5

III.	THE DEBTORS’ PREPETITION CAPITAL STRUCTURE AND DEBT OBLIGATIONS		6

	A.	The Prepetition Senior Notes	6

	B.	The 2022 Bridge Loan	7

	C.	The Junior Convertible Notes	7

	D.	BNP Paribas Loans	8

	E.	Unsecured Debt Obligations	8

	F.	Trade and Lease Obligations	8

	G.	Preferred Stock	9

	H.	Common Stock	9

IV.	CIRCUMSTANCES LEADING TO THESE CHAPTER 11 CASES		9

	A.	Cash-Intensive Business with Ongoing Liquidity Restraints	9

	B.	Revenue Reporting and Nasdaq Delisting	9

	C.	Litigation	11

	D.	Liabilities Incurred in Acquisitions	12

	E.	COVID-19	13

	F.	The Prepetition Marketing Process	13

V.	THE CHAPTER 11 CASES AND THE POSTPETITION SALE PROCESS		14

	A.	First Day Motions and Appointment of Creditors’ Committee	14

	B.	The DIP Financing	15

	C.	Postpetition Sale Process	15

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	D.	Transition Services Agreement	16

	E.	D&O Defense Costs Motion	17

	F.	Estate Professionals	18

	G.	Summary of the Debtors’ Assets and Liabilities	18

	H.	Appointment of the Wind Down Officer	19

VI.	SUMMARY OF THE PLAN OF LIQUIDATION		19

	A.	Unclassified Claims	20

	B.	Classification and Treatment of Claims and Interests	21

	C.	The Liquidating Trust	23

	D.	Other Miscellaneous Plan Provisions	26

	E.	Exculpation	27

	F.	No Discharge	28

VII.	SOLICITATION PROCEDURES AND SOLICITATION PACKAGE		28

	A.	Voting Procedures and Voting Deadline	29

	B.	Combined Hearing and Deadline for Objections to Final Disclosure Statement Approval and Plan Confirmation	30

VIII.	RISK FACTORS TO BE CONSIDERED		31

IX.	CONCLUSION AND RECOMMENDATION		34

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I. EXECUTIVE SUMMARY OF THE PLAN OF LIQUIDATION3

The Plan is centered around (i) the sale of substantially all of the Debtors’ assets (the “Sale”) to Circles Ventures Group, LLC (“CVG”) and Circles MVNE PTE. Ltd. (“Circles” and, together with CVG, the “Purchasers”) under section 363 of the Bankruptcy Code pursuant to an asset purchase agreement attached as Exhibit A to the Bankruptcy Court order dated June 30, 2022 [Docket No. 167] (the “Sale Order”) (as such agreement may be amended, supplemented, or otherwise modified from time to time, the “Purchase Agreement”) and (ii) a global settlement and release agreement among the Debtors, the Purchasers, and the official committee of unsecured creditors (the “Creditors’ Committee”), a copy of which is attached hereto as Exhibit B (as it may be amended, supplemented, or otherwise modified from time to time, the “Global Settlement”), which was approved by the Bankruptcy Court on July 8, 2022 [Docket No. 201]. The Sale and the Global Settlement are the result of extensive good-faith negotiations among the Debtors, the Creditors’ Committee, and the Purchasers.

With the closing of the Sale on July 11, 2022, the Debtors have liquidated their primary tangible assets and satisfied substantially all of their secured debt obligations. Pursuant to the Purchase Agreement, the Debtors retained $600,000 in Cash to be used to wind down, dissolve, and liquidate the Debtors’ Estates and distribute their remaining assets pursuant to the Plan (the “Wind Down Amount”). The Debtors’ other remaining assets primarily consist of potential Causes of Action and tax refunds the Debtors believe they are owed by the Spanish and Italian governments (the “Tax Refund”).

The Plan establishes a Liquidating Trust on the Effective Date, to be administered by a Liquidating Trustee, to pursue Retained Causes of Action (as defined below) and maximize the value of the Liquidating Trust Assets. Under the Plan, Holders of Allowed General Unsecured Claims will receive interests in the Liquidating Trust, and the Liquidating Trust will distribute the Liquidating Trust Net Recovery to Holders of Liquidating Trust Interests in accordance with the Plan and the priorities established by the Bankruptcy Code and applicable orders of the Bankruptcy Court. The Plan ensures that the Liquidating Trust will be funded with an aggregate of at least $1.25 million by the Purchasers and the Debtors in accordance with the terms of the Global Settlement to allow the Liquidating Trustee to effectively pursue the Retained Causes of Action on behalf of Beneficiaries of the Liquidating Trust and to complete the administration of the Debtors’ Chapter 11 Cases.

The cornerstone of the Plan is the Court-approved Global Settlement among the Debtors, the Creditors’ Committee, and the Purchasers. The following are the key terms of the Global Settlement as incorporated into the Debtors’ Plan:

•

Within two Business Days of the Effective Date, Circles will place $500,000 in Cash in the Liquidating Trust Escrow Account for the benefit of the Liquidating Trust pursuant to Section 3(a) of the Global Settlement (the “Circles Payment”);

[3]

The following is a summary of the Plan and the Global Settlement and is not intended to be comprehensive. To the extent anything in this Executive Summary is contrary to the terms of the Plan or the Global Settlement, the Plan or Global Settlement, as applicable, shall govern and control.

•

On July 11, 2022 (the “Sale Closing Date”), $100,000 of the Wind Down Amount was escrowed for the benefit of the Liquidating Trust for the purpose of winding down the Debtors’ estates (the “Wind Down Trust Amount”), which amount will be deposited into the Liquidating Trust Escrow Account on the Effective Date, subject to the Debtors’ use of such funds to pay Administrative Claims on or prior to the Effective Date with the Creditors’ Committee’s prior written consent or as required by order of the Bankruptcy Court;

•

CVG will transfer $750,000 realized from the recovery of accounts receivable to the Liquidating Trust in one or more installments as set forth in Section 3(b) of the Global Settlement (the “CVG Payment”);

•

In connection with Effective Date, the Debtors and Liquidating Trust will notify the Spanish and Italian governments of the Liquidating Trust’s ownership of the interest in the any tax refunds due to the Debtors from the Spanish and Italian governments (the “Tax Refund”) and instructions as to where such Tax Refunds are to be remitted; and if the Debtors receive the Tax Refund, the Debtors will, immediately upon receipt, transfer such Tax Refund to the Liquidating Trust;

•

With respect to certain claims sold and assigned to Circles under the Purchase Agreement (the “Circles Assigned Claims”), Circles was provided exclusive standing and authority to pursue, settle, or abandon, on behalf of the Debtors’ Estates, all claims and Causes of Action of, or held by, any Debtor against (i) each corporate affiliate of the Debtors; (ii) the Independent Directors; (iii) Management; (iv) the Circles Transferred Employees; or (v) vendors or third-party providers of the Debtors (as of the Sale Closing) related to the MVNE Business, including claims and Causes of Action arising under chapter 5 of the Bankruptcy Code or similar state laws, including any derivative claims related to certain stockholder litigation currently pending in New York state court. In the event Circles receives affirmative net recoveries from the prosecution of the Circles Assigned Claims, it will transfer 20% of such recoveries to the Liquidating Trust within ten (10) days of receipt;

•

With respect to certain claims sold and assigned to CVG under the Purchase Agreement (the “CVG Assigned Claims”), CVG was provided exclusive standing and authority to pursue, settle, or abandon, on behalf of the Debtors’ estates, all claims and Causes of Action of or held by any Debtor against (i) each corporate affiliate of the Debtors, (ii) the CVG Transferred Employees (other than Management), and (iii) vendors and third-party providers of the Debtors (as of the Sale Closing) arising under chapter 5 of the Bankruptcy Code or similar state laws related to the CVG Purchased Assets (as defined in the Purchase Agreement). In the event CVG receives affirmative net recoveries from the prosecution of the CVG Assigned Claims, it will transfer 20% of such recoveries to the Liquidating Trust within ten (10) days of receipt;

•

Other than the Circles Assigned Claims and the CVG Assigned Claims, any and all actions, claims, and Causes of Action in law or in equity, of any nature whatsoever, known or unknown, fixed or contingent of the Estates, except as otherwise set forth in the Plan Supplement (collectively, the “Retained Causes of Action”) will be transferred to the Liquidating Trust on the Effective Date;

•

Upon the Sale Closing Date, pursuant to the Transition Services Agreement (as defined and described below in Section V.D), the Purchasers designated one transferred employee (the “TSA Designee”) to provide services to the Debtors, and the Debtors agreed to provide certain services to the Purchasers;

•

Upon the Sale Closing Date, the Debtors identified, employed, and designated (with the consent of the Creditors’ Committee and approval of the Bankruptcy Court) Anthony M. Saccullo (with the support and assistance of Saccullo Business Consulting, LLC) to administer the Debtors’ Estates from the Sale Closing Date through the Effective Date [Docket No. 214] (the “Wind Down Officer”); and

•

The Creditors’ Committee and each of the Debtors and the Debtors’ Estates conditionally released each of the Prepetition Secured Parties (as defined in the Final DIP Order (as defined below)) and their related parties with respect to any claims relating to the Prepetition Obligations, the Prepetition Liens, and the Prepetition Collateral (each as defined in the Final DIP Order).

In addition to the Liquidating Trust Escrow Account, the Plan establishes three other reserve accounts: (i) the Plan Reserve Account, (ii) the Disputed Claims Reserve, and (iii) the Professional Fee Escrow.

The Plan Reserve Account will be funded with the Wind Down Amount ($600,000) less the Wind Down Trust Amount ($100,000), less any amounts that may be used between the Sale Closing Date and the Effective Date to fund the costs of the Chapter 11 Cases, including the satisfaction of Allowed Claims on or prior to the Effective Date in accordance with the terms of the Plan and any orders of the Bankruptcy Court. Following the Effective Date, the funds in the Plan Reserve Account will be used to pay Allowed Administrative Claims (other than Professional Fee Claims), Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed Other Priority Claims that have not otherwise been satisfied as of the Effective Date (collectively, the “Plan Reserve Obligations”). Any funds remaining in the Plan Reserve Account following satisfaction or disallowance of all Plan Reserve Obligations will become Liquidating Trust Assets.

The Disputed Claims Reserve will hold Liquidating Trust Interests for the benefit of the Holders of Disputed General Unsecured Claims that subsequently become Allowed Claims.

Finally, the Professional Fee Escrow will be funded with the Professionals’ estimated Accrued Professional Compensation through the Effective Date and will be used to pay Professional Fee Claims following final approval of such compensation by the Bankruptcy Court.

The Global Settlement and the Plan eliminate what was likely to be time-consuming and expensive litigation and will allow the Debtors to expeditiously conclude the Chapter 11 Cases. Accordingly, the Debtors believe that implementation of the Plan is in the best interests of the Debtors and their stakeholders and is the best possible alternative to maximize value for Holders of Allowed Claims. There can be no guarantee under either an alternative chapter 11 plan or a chapter 7 liquidation that Holders of Allowed General Unsecured Claims would receive any recovery. Other Claims senior to General Unsecured Claims may arise and become Allowed Claims, including claims raised by parties subject to the Governmental Bar Date, and the company may be implicated in state or federal investigations related to the conduct set forth below, which may result in the assertion of unforeseeable and potentially material claims or other necessary costs of administering the estates may arise which may materially impact the distribution to unsecured creditors. In either case, if the payment of such Claims is necessary to achieve confirmation of an alternative plan, the Creditors’ Committee may or may not support such plan.

Confirmation of the Plan will be considered by the Bankruptcy Court at the Combined Hearing (as defined below). Among other requirements, for the Plan to be confirmed, Class 4 consisting of General Unsecured Claims must accept the Plan. Class 4 has accepted the Plan if Holders of General Unsecured Claims that hold at least two-thirds in amount and more than one-half in number of the Allowed Claims held by Holders of Claims in such Class (excluding insiders) have accepted the Plan.

If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will not be converted to a liquidation under chapter 7 of the Bankruptcy Code. While a chapter 7 liquidation would have the same goal, the Plan provides the best source of recovery because: (i) a chapter 7 liquidation may not provide for a timely distribution to Holders of Allowed Claims; (ii) the settlements embodied in the Plan provide protections to assist in maximizing value to creditors; and (iii) distributions would likely be smaller due to additional administrative costs, including those of a chapter 7 trustee and its professionals. Accordingly, if the Plan is not confirmed, it is likely that creditors will realize lower recoveries on account of their Allowed Claims, if any.

ACCORDINGLY, THE DEBTORS BELIEVE THAT THE TREATMENT OF HOLDERS OF GENERAL UNSECURED CLAIMS IN THE IMPAIRED CLASS 4 ELIGIBLE TO VOTE WILL YIELD A GREATER RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN A CHAPTER 7 LIQUIDATION. ACCORDINGLY, THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF HOLDERS OF SUCH CLAIMS.

For the reasons discussed in this Disclosure Statement, the Debtors urge you to return your Ballot accepting the Plan by the Voting Deadline.

II. OVERVIEW OF THE DEBTORS’ BUSINESS

A.	Corporate History

The Company’s roots are founded in Elephant Talk Communications Corp. (“ET Corp”), an internet telephone service provider that was formed through the merger of Staruni Corporation (USA, 1962) and Elephant Talk Limited (Hong Kong, 1994) in 2001. At that time, ET Corp was striving to become a leading internet telephone service provider. As technology changed, ET Corp’s corporate goals and business model changed. As a result, at the 2016 annual stockholders’ meeting, ET Corp was rebranded and formally took on the name “Pareteum Corporation.”

During 2018 and 2019, Pareteum was focused on strategic acquisitions of entities that supplemented or enhanced the services Pareteum was already offering to its customers. In October of 2018, Pareteum completed its acquisition of Artilium Group Ltd. (f/k/a Artilium PLC) (“Artilium”), a provider of enterprise software services, through a court-sanctioned scheme of arrangement in the United Kingdom. The total purchase consideration paid for Artilium was $131.5 million in Pareteum stock and cash. Similarly, in February of 2019, a wholly owned subsidiary of Pareteum completed its acquisition of iPass Inc. (“iPass”), a provider of global mobile connectivity and location and performance data. The total purchase consideration paid for iPass was $30.1 million. In April 2019, Pareteum also acquired Devicescape Holdings, Inc. (“Devicescape”), a provider of mobile location and engagement solutions, for approximately $4 million in total purchase consideration.

B.	Business Operations Overview

Prior to the Sale, the Company provided a range of services to its customers, which were communications service providers and enterprise customers, and their respective end users and employees. The Company’s platforms hosted integrated information technology and core network functionality for mobile network operators and other enterprises, which allowed its customers to implement and leverage mobile communications solutions on a fully outsourced software as a service, platform as a service, and infrastructure as a service basis, available either as an on-premise solution or as a fully hosted service in the cloud. The vast majority of the platforms were composed of internally developed software and intellectual property, which provided customers with flexibility in how they used the Company’s products.

The Company also delivered an operation support system for customers, with application program interfaces for integration with third-party systems, workflows for complex application orchestration, customer support with branded portals, and plug-ins for a multitude of other applications. These features facilitated and improved the ability of channel partners to provide support and to drive sales.

Despite an increase in revenue from the prior year, the Company still had a net loss of $44.7 million in fiscal year 2020. Much of this loss was driven by iPass’s reduced revenue due to, among other things, the effects of COVID-19 on worldwide corporate travel, lower gross margins, and ongoing accounting and legal costs incurred in addressing the fallout from the Company’s accounting restatement (as described below).

III. THE DEBTORS’ PREPETITION CAPITAL STRUCTURE

AND DEBT OBLIGATIONS

As of the Petition Date, the Debtors’ debt obligations included:

a.	$6 million in super senior secured obligations under the Bridge Loan (as defined below) owed to Circles;

b.	approximately $21.5 million in senior secured obligations under the Prepetition Senior Notes (as defined below) owed to Circles;

c.	$26.1 million in secured obligations under the Junior Convertible Notes (as defined below) owed to CVG;

d.	approximately $429,000 in secured debt owed to BNP Paribas;

e.	$1.44 million in the form of an unsecured promissory note owed to Andre Koudstaal;

f.	approximately $138,000 in unsecured debt owed to PCCW Global Ltd. (“PCCW”) by Pareteum Europe B.V. (“Pareteum Europe”) and guaranteed by Pareteum; and

g.	certain lease obligations and other trade debt obligations.

A.	The Prepetition Senior Notes

Pursuant to a securities purchase agreement, on June 8, 2020, Pareteum issued a $17.5 million senior convertible note due April 1, 2025 (the “Senior Convertible Note”) to High Trail Investments SA LLC (“High Trail”) for an aggregate purchase price of $14 million. The Senior Convertible Note was guaranteed by the other Debtors and secured by substantially all of the Debtors’ assets. The Senior Convertible Note was issued with an interest rate of 8% per annum, with an 18% default rate.

The Company used $4 million in proceeds of the Senior Convertible Note for working capital, and the remainder was deposited into a blocked bank account controlled by High Trail until certain conditions were met. Although an additional $4 million was eventually released to the Company (which was also used for working capital), the Company subsequently defaulted on the Senior Convertible Note. Consequently, on or about April 8, 2021, the remaining $6 million in proceeds were swept by High Trail and used to reduce the then-outstanding balance of the Senior Convertible Note.

Despite the Company’s best efforts, it was unable to obtain additional equity, secure additional loans, or accomplish a strategic sale of selected assets, except for loans they were able to obtain from certain of the holders of the Junior Convertible Note (as defined below). These holders agreed to purchase additional Senior Convertible Notes secured by the same liens (the “Additional Senior Convertible Notes” and, collectively with the Senior Convertible Note, the “Prepetition Senior Notes”). Between September 2021 and the Petition Date, the Company issued $5 million in Additional Senior Convertible Notes.

On or about April 25, 2022, Circles purchased all of the outstanding Prepetition Senior Notes. Subsequently, the Company and Circles amended the terms of the Prepetition Senior Notes and related security agreement pursuant to an omnibus amendment among the Company, Circles, and CVG, dated as of April 25, 2022 (the “Omnibus Amendment”). The Omnibus Amendment permitted the Company to incur additional bridge loans, senior in lien and payment priority to all other debt of the Company.

As of the Petition Date, the Debtors owed Circles approximately $21.5 million on account of the Prepetition Senior Notes. On the Sale Closing Date, the Prepetition Senior Notes were deemed satisfied in full pursuant to Circles’ credit bid under the Purchase Agreement.

B.	The 2022 Bridge Loan

On April 25, 2022, Pareteum agreed to issue and sell a $6 million super-senior note payable to Circles (the “Bridge Loan”) in exchange for $6 million in proceeds. The Bridge Loan was secured by substantially all of the Debtors’ assets, and the Company’s obligations under the Bridge Loan ranked senior to all of its other debt. The Bridge Loan initially incurred interest at a rate of 8% per annum until the Debtors defaulted on the Prepetition Senior Notes, triggering a cross-default under the Bridge Loan. The proceeds of the Bridge Loan were used to fund the Company’s outstanding obligations, ongoing operations of the Company, and professional fee retainers.

As of the Petition Date, the Debtors owed approximately $6 million on account of the Bridge Loan. On the Sale Closing Date, the Bridge Loan was deemed satisfied in full pursuant to Circles’ credit bid under the Purchase Agreement.

C.	The Junior Convertible Notes

On February 22, 2021, Pareteum issued the first of a series of Junior Convertible Notes due April 1, 2025 (the “Junior Convertible Notes”) in the principal amount of $2.4 million for a purchase price of $2 million. The Junior Convertible Notes accrued interest at 8% per annum, with an 18% default interest rate.

In April and June of 2021, Pareteum issued additional Junior Convertible Notes to roll up certain preferred shares held by holders of the Junior Convertible Notes on a dollar-for-dollar basis.

The Junior Convertible Notes were secured by a second lien on substantially all of the Debtors’ assets other than those assets pledged pursuant to the Prepetition Dutch Security Agreement and Prepetition Share Charge (each as defined in the Final DIP Order) by Pareteum Europe, which was not a guarantor under the Junior Convertible Notes. The relationship between the Prepetition Senior Notes and the Junior Convertible Notes was governed by an intercreditor agreement dated April 13, 2021 between Circles, as successor agent for the Prepetition Senior Notes, and CVG, as successor agent for the Junior Convertible Notes.

As of the Petition Date, the Debtors owed approximately $26.1 million to CVG on account of the Junior Convertible Notes. On the Sale Closing Date, the Junior Convertible Notes were deemed satisfied in full pursuant to the Sale as part of CVG’s credit bid.

D.	BNP Paribas Loans

Prior to the Petition Date, Pareteum N.V. periodically borrowed, on a secured basis, sums from BNP Paribas to fund ongoing operations (the “BNP Paribas Loans”). As of the Petition Date, approximately $429,000 remained outstanding. Under the Sale Order to which BNP Paribas did not object, the assets securing the BNP Paribas Loans were sold to the Purchasers free and clear of all liens, claims, and encumbrances upon the Sale Closing, and accordingly BNP Paribas is a Holder of a General Unsecured Claim on account of the BNP Paribas Loans.

E.	Unsecured Debt Obligations

On July 23, 2019, PCCW sold a $34.4 million credit voucher to Pareteum Europe for use as an offset under a new connectivity agreement with Hutchison 3G UK Limited. The aggregate purchase price for the credit voucher was up to $33.9 million, made in deferred payments. In April 2020, Pareteum Europe executed a facility agreement with PCCW pursuant to which the Company could draw up to $700,000 through four draws prior to September 30, 2020 to pay an implementation fee under the connectivity agreement. Through the Petition Date, Pareteum Europe made one draw for $200,000 under such facility, which bore interest at 6% per annum. Upon the Sale Closing, these obligations were assumed by the Purchasers.

In May 2021, Pareteum issued an unsecured promissory note to Andre Koudstaal in the principal amount of $1.44 million, which the Company used for general corporate purposes. Such amount remained outstanding as of the Petition Date.

F.	Trade and Lease Obligations

As of the Petition Date, the Debtors estimate that approximately $23.8 million was due and owing to holders of trade Claims. Certain of these obligations were subsequently paid pursuant to the various “first day” orders (as described in Section V.A below), and others were assumed by the Purchasers on the Sale Closing Date pursuant to the Purchase Agreement. The Debtors also entered bankruptcy with few lease obligations, none of which were material to the Debtors’ balance sheet, and many of which were assumed and assigned to the Purchasers.

G.	Preferred Stock

From December 24, 2019 to August 18, 2020, Pareteum issued 218 shares of redeemable preferred stock, which ranked senior to Pareteum’s common stock with respect to dividend rights and rights upon the liquidation, dissolution, or winding up of Pareteum.

As of December 2021, 126.29 shares of redeemable preferred stock were outstanding.

H.	Common Stock

Pareteum’s common stock, which was traded under ticker symbol “TEUM” on the Nasdaq Stock Market, was delisted on February 12, 2021. Since then, it has traded over the counter on OTC Markets Group Inc.’s Pink Open Market.

As of August 20, 2021, 142,697,197 shares of common stock were outstanding.

IV.	CIRCUMSTANCES LEADING TO THESE CHAPTER 11 CASES

A.	Cash-Intensive Business with Ongoing Liquidity Restraints

The telecom and software industries are constantly evolving at a rapid pace due to, among other things, deregulation, privatization, consolidation, technological advancements, availability of alternative services from competitors, and ever-changing consumer desires. Accordingly, the Company’s business model demanded constant investment in research and development and the acquisition of additional technology to scale its services to a worldwide customer base.

While the Company previously made significant inroads at reaching the necessary scale to attain profitability, it was not able to do so. This was caused in part by increased litigation and auditing costs after revenue misstatements in the Company’s financial statements were discovered in 2019, which led to an accounting restatement and extensive regulatory and compliance-related investigations, as described below. At approximately the same time, the Company defaulted on a $50 million credit facility with Post Road Group (the “Post Road Facility”), which caused an immediate liquidity crisis at the Company.

B.	Revenue Reporting and Nasdaq Delisting

In early August 2019, the Company reported that it had consolidated revenue of $34.1 million for the second fiscal quarter of 2019. Later that month, the SEC issued a subpoena to the Company for certain information and documents. The SEC subpoena prompted the independent directors (the “Independent Directors”) of the Company’s board of directors (the “Board”) to launch an internal investigation with management, and shortly thereafter, a comprehensive independent investigation by special legal counsel to the Board’s audit committee (the “Audit Committee”), into the Company’s revenue recognition practices and relevant surrounding circumstances.

In October 2019, after the Company’s corporate secretary provided the Board with a preliminary report regarding the Company’s improper recognition of revenue, the Company terminated its Chief Operating Officer, Denis McCarthy. Shortly thereafter, on October 18, 2019, the Board received a preliminary report from an outside accountant, EisnerAmper, that been engaged to assist in the Audit Committee’s independent investigation. That preliminary report found that revenues for year-end 2018 were overstated by approximately $6.8 million, or 21%, relative to the $32.4 million revenue reported. Additionally, for the first six months of 2019, revenues were overstated by $14.5 million, or nearly 25% relative to the $57.2 million in revenue reported. In December 2020, the Company restated its financial results for 2018, reducing the full-year revenue from $32.4 million to $20.3 million. In March 2021, the Company reported its financial results for 2019, reporting a full-year revenue of $62 million, including reducing its stated revenue from $23 million to $13.1 million for the first quarter and from $34.2 to $16.9 million for the second quarter.

According to EisnerAmper, certain former executives had directed that revenue be recognized based on non-binding purchase orders and prior to product shipment, which is not in accordance with generally accepted accounting principles, and former senior accounting employees took steps to conceal these practices from the Company’s auditor and the Board. As the independent investigation progressed, the Company, at the direction of the Board, terminated all executives and employees that took part in the misreporting. Although the Board terminated Robert “Hal” Turner from his positions as Executive Chairman and Chief Executive Officer, Mr. Turner refused to resign from the Board, and remained a director of the Company until the Sale Closing Date.

The misstatement of the Company’s financial statements triggered violations under Nasdaq’s listing rules. The Nasdaq notified the Company that, to regain compliance, the Company needed to: (i) file ended annual report for 2018, (ii) file a quarterly report for the third quarter of 2019, and (iii) timely file its remaining annual and quarterly reports through June 2020 (collectively, the “Delinquent Filings”). The Company was also notified that it had violated Nasdaq’s bid price rule (rule 5550(a)(2)), because the bid price of its listed security had not exceeded $1 per share for a period of 30 consecutive Business Days.

The Company undertook an extensive and costly multi-year audit in an attempt to meet Nasdaq’s relisting requirements so that it could access the public equity markets and stabilize its financial situation. After numerous extensions, Nasdaq gave the Company until November 9, 2020 to file the Delinquent Filings. The Company failed to meet Nasdaq’s deadline, and public trading of its common stock was suspended on November 12, 2020. The Company’s formal delisting from Nasdaq became effective on February 12, 2021, but the Company continued its audit in an attempt to be relisted.

In June 2021, the Company completed its audit, restated certain of its financials although the restatement was not completed for all time periods, and filed the vast majority of the Delinquent Filings. However, its stock could not be relisted because its price had not exceeded $1 per share in the previous year; in fact, due to a material write down of goodwill and intangibles, the stock’s book value was negative at the time the audit was completed. Consequently, the Company was forced to raise cash through the sale of preferred stock and the issuance of secured debt, as described above.

On September 2, 2021, the SEC issued a settled administrative cease-and-desist order (the “SEC Order”) finding that the revenue misstatements were due to improper accounting practices concealed by senior accounting employees and imposed a $500,000 civil monetary fine against the Company. The Company consented to the entry of the SEC Order and neither admitted nor denied the findings within the SEC Order.

C.	Litigation

From the Company’s October 21, 2019 announcement regarding its improper recognition of revenue through the Petition Date, five putative class action and/or derivative lawsuits (after accounting for the consolidation of such derivative actions) were commenced against the Company, its current and former management, and members of the Board. Specifically, the securities class action captioned as In re Pareteum Securities Litigation, Case No. 1:19-cv-09767 (AKH) (GWG) (the “Securities Litigation”) asserts claims on behalf of purchasers and/or acquirers of Pareteum securities between December 14, 2017 and October 21, 2019, inclusive, against Pareteum, Robert H. Turner, Edward O’Donnell, Victor Bozzo, Denis McCarthy, Dawson James Securities Inc., and Squar Milner, for violations of Sections 10(b) and 20(a) the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder (17 C.F.R. §240.10b-5) and/or violations of Section 11, 12, and/or 15 of the Securities Act of 1933. The claims in the Securities Litigation arise from the collapse of Pareteum stock following Pareteum’s disclosure of a pending restatement in the wake of revelations that it had overstated its reported revenues, realized revenue growth rates, and contractual revenue backlog for every quarterly and yearly period between June 6 and October 22, 2019.

Similarly, the additional litigations assert claims, which are disputed, contingent and unliquidated, under securities laws, including (i) Douglas Loskot v. Pareteum Corp. et al., 20-CIV-02279 (Cal. Super. Ct., San Mateo Cty.); (ii) Sabby Volatility Warrant Master Fund, Ltd. v. Pareteum Corp., et al., No. 19-cv-10460-AKH (S.D.N.Y.); (iii) In re Pareteum Corporation Stockholder Derivative Litigation, No. 1:20- cv-06264 (S.D.N.Y.); and (iv) In re Pareteum Shareholder Derivative Litigation 651381/2020 (N.Y. Sup. Ct., NY Cty.).

While the Company has vigorously defended those lawsuits, such defense has cost the Company millions of dollars in self-retention insurance expenses and other legal fees.

Moreover, to the extent the putative class action and/or derivative lawsuits seek recoveries and assert claims against the Debtors on account of the purchase or sale of equity securities, the Debtors and the Liquidating Trustee reserve the right to seek to subordinate such claims under Section 510(b) of the Bankruptcy Code, which provides, in part, that claims for “damages arising from the purchase or sale” of securities in a debtor or an affiliate of a debtor are subordinated to claims or interests that are senior or equal to such claims. In doing so, Section 510(b) maintains the Bankruptcy Code’s “absolute priority” rule, by which interest holders cannot receive distribution from a bankruptcy estate until creditors are first paid in full. Section 510(b) reflects the policy recognition that investor claims should be subordinate to creditor claims because investors accept a greater risk relative to creditors. Accordingly, any subordinated claims would be classified as Class 5 (Interests) under the Plan which are impaired, and will not receive or retain any property under the Plan.

Additionally, Pareteum was defending a class action lawsuit commenced by former shareholders of iPass that received common stock in Pareteum upon the closing of Pareteum’s acquisition of iPass. This class action suit asserted that Pareteum made misleading statements regarding its financial condition in the tender offer by which iPass was acquired.

The Company was also defending a dispute involving Artilium regarding a joint venture in Africa, as well as a dispute between the Company and a former iPass employee.

The lawsuits all put a significant and sustained drain on the Company’s cash flow. Additional pressure mounted as certain holders of accounts payable began to seek, prior to the Petition Date, payment of alleged obligations through collection actions commenced against the Company.

D.	Liabilities Incurred in Acquisitions

On October 1, 2018, Pareteum completed the acquisition of all of the outstanding shares of Artilium, whereby each Artilium ordinary shareholder received 0.1016 new shares of Pareteum common stock 1.9 pence in cash on account of each share of Artilium common stock (the “Artilium Acquisition”). In connection with the Artilium Acquisition, Pareteum issued 37,511,447 shares of common stock to Artilium shareholders and cancelled 3,200,332 shares of Pareteum common stock held by Artilium pre-acquisition. The Artilium Acquisition caused the Company to assume $5 million in liabilities that were not adequately accounted for during the due diligence process.

On November 12, 2018, the Company entered into a merger agreement among Pareteum, iPass, and TBR, Inc. (“TBR”), a wholly owned subsidiary of Pareteum. Pursuant to the merger agreement, TBR commenced an exchange offer for all outstanding shares of iPass’ common stock at a ratio of one share of TBR common stock to 1.17 shares Pareteum’s common stock, together with cash in lieu of any fractional shares. In aggregate, the Company issued 9,865,412 shares of common stock to iPass shareholders in March 2019.

After the iPass merger was consummated, the Company discovered that there were numerous aging accounts payable that had not been recognized during the transaction’s due diligence process. This aged accounts payable was in addition to the approximately $11 million loan owed by iPass that was paid off, in part, with proceeds of the Post Road Facility.

During summer 2020, the Company hired FTI Consulting to address certain of these iPass liabilities through an out-of-court restructuring. That restructuring was not successful due to a lack of liquidity, which made it impossible for the Company to pay the upfront costs necessary to compromise its accounts payable. Thus, the iPass liabilities remained on the books, and as of the Petition Date, the Company had assumed more than $15 million in such liabilities.

E.	COVID-19

The outbreak of COVID-19 in early 2020, and the response to control its spread, adversely affected the economies and financial markets of many countries, resulting in a global economic downturn and volatility in customer demand and consumption habits.

The Company’s iPass application was downloaded by users to laptops, tablets, or smartphones, to identify and connect to the system’s hotspots. Airports, airlines, and hotels were the largest venues for iPass Wi-Fi access. Due to COVID-19 travel restrictions, reductions in the number of flights, and the public’s reluctance to travel at pre-pandemic levels, iPass usage diminished significantly. The Company’s other products used in travel and hospitality were also negatively impacted by the pandemic.

F.	The Prepetition Marketing Process

Beginning in April 2021, the Board and senior management, along with FTI Advisors, initiated a comprehensive marketing process to sell the Company’s assets on a going-concern basis, or to consummate another strategic, value-maximizing transaction that would resolve the Company’s operational and financial challenges.

After thoroughly exploring all options available to the Company with its secured creditors, potential acquirors, and potential lenders and investors, and in light of the added challenges facing the Company, the Board determined that commencement of the Chapter 11 Cases to implement a strategic asset sales strategy (the “Sale Strategy”) under section 363 of the Bankruptcy Code and monetization of potential claims and Causes of Action related to the Company’s accounting restatement was in the best interest of all stakeholders.

The marketing process undertaken by the Company resulted in interest from secured creditors and various third parties, including Circles. Circles also committed to provide up to $6 million in debtor-in-possession financing to implement the Sale Strategy, with the goal of consummating a going-concern transaction by

July 12, 2022 (the date the Debtors’ then-existing director and officer insurance policy was set to expire).

Circles combined with CVG, the former minority holder of the Prepetition Senior Notes and the agent for, and lender under, the Junior Convertible Notes, to execute a stalking horse asset purchase agreement (the “Stalking Horse Bid”) to jointly acquire substantially all of the assets of the Company.

V.	THE CHAPTER 11 CASES AND THE POSTPETITION SALE PROCESS

A.	First Day Motions and Appointment of Creditors’ Committee

To ease their transition into chapter 11, on the Petition Date, the Debtors filed various customary “first day” motions. In particular, the Debtors filed motions requesting permission for administrative relief, including motions directing joint administration for procedural purposes only [Docket No. 2], authorizing the filing of a consolidated creditor list and establishing certain notice procedures [Docket No. 5], enforcing protections of certain Bankruptcy Code provisions [Docket No. 6], and authorizing an extension of time to file schedules and statements [Docket No. 7]. The Bankruptcy Court entered final orders approving these motions on May 18, 2022 [Docket Nos. 30, 32, 37, and 38].

Additionally, the Debtors filed motions to continue operating their business, including:

1.

a motion to pay prepetition wages, compensation, and employee benefits [Docket No. 8] (the “Wage Motion”). On May 8, 2020, the Bankruptcy Court entered an interim order granting the Wage Motion [Docket No. 36], and on June 8, 2022, the Bankruptcy Court entered a final order granting the Wage Motion [Docket No. 96];

2.

a motion to continue their existing cash management system [Docket No. 9] (the “Cash Management Motion”). On May 18, 2022, the Bankruptcy Court entered an interim order granting the Cash Management Motion [Docket No. 31], and on June 8, 2022, the Bankruptcy Court entered a final order granting the Cash Management Motion [Docket No. 93];

3.

a motion to maintain and renew their insurance policies and programs [Docket No. 10] (the “Insurance Motion”). On May 18, 2022 the Bankruptcy Court entered an interim order granting the Insurance Motion [Docket No. 34], and on June 8, 2022, the Bankruptcy Court entered a final order granting the Insurance Motion [Docket No. 94];

4.

a motion to pay certain foreign vendors [Docket No. 11] (the “Foreign Vendor Motion”). On May 18, 2022 the Bankruptcy Court entered an interim order granting the Foreign Vendor Motion [Docket No. 33], and on June 8, 2022, the Bankruptcy Court entered a final order granting the Foreign Vendor Motion [Docket No. 95]; and

5.

a motion to pay prepetition taxes [Docket No. 12] (the “Tax Motion”). On May 18, 2022 the Bankruptcy Court entered an interim order granting the Tax Motion [Docket No. 35], and on June 8, 2022, the Bankruptcy Court entered a final order granting the Tax Motion [Docket No. 97].

On May 24, 2022, the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed the Creditors’ Committee [Docket No. 52].

B.	The DIP Financing

Also on the Petition Date, the Debtors filed a motion [Docket No. 14] (the “DIP Motion”) to approve a senior secured postpetition financing facility from Circles as lender (the “DIP Lender”), which provided for a total commitment of up to $33,720,930 (including $6 million in new proceeds) (the “DIP Financing”). Of the $6 million in new proceeds, $3 million was made available on an interim basis pursuant to a Bankruptcy Court order dated May 18, 2022 [Docket No. 39] (the “Interim DIP Order”). The DIP Financing was secured by a first-priority lien on and security interest in substantially all of the Debtors’ unencumbered assets, but excluding, among other things, claims and Causes of Action under chapter 5 of the Bankruptcy Code (the “DIP Liens”).

On June 11, 2022, the Creditors’ Committee filed a limited objection to the DIP Motion [Docket No. 103]. The DIP Lender and the Creditors’ Committee consensually resolved the objection, and on June 22, 2022 the Bankruptcy Court entered an order approving the DIP Motion on a final basis [Docket No. 130] (the “Final DIP Order”). Pursuant to the Final DIP Order, the period during which the Creditors’ Committee may timely commence an adversary proceeding or contested matter under Bankruptcy Rule 9014 against the Prepetition Secured Parties (as defined in the Final DIP Order) in connection with any matter related to the Prepetition Loans or the Prepetition Collateral (a “Challenge Proceeding”) will terminate 60 days after entry of the Final DIP Order (as modified by Bankruptcy Rule 9006) (August 22, 2022), and the period for any other party in interest with requisite standing (other than the Debtors) to pursue a Challenge Proceeding will terminate 75 days after entry of the Final DIP Order (August 30, 2022). Section 15(b) of the Global Settlement provides that the deadline for the Debtors and the Creditors’ Committee to bring a Challenge Proceeding against Circles or CVG is extended until Circles’ or CVG’s obligations under Sections 3(a) and 3(b) of the Global Settlement, as applicable, have been satisfied. As of the date hereof, no party has commenced a Challenge Proceeding.

The outstanding balance under the DIP Financing was deemed satisfied effective as of the Sale Closing Date.

C.	Postpetition Sale Process

On the Petition Date, the Debtors filed a motion seeking approval of procedures to implement the Sale Strategy and the Sale [Docket No. 13] (the “Sale Motion”). On May 31, 2022, the Bankruptcy Court entered an order [Docket No. 76] (the “Bidding Procedures Order”) that (i) approved the dates, deadlines, and procedures for conducting the Sale Strategy, including scheduling an auction if one or more Qualified Bids (as defined in the Bidding Procedures Order) were received in addition to the Stalking Horse Bid, and (ii) established the Stalking Horse Bid as the initial bid for the Purchased Assets.

On June 14, 2022, the plaintiff (the “Litigant”) in a putative securities class action suit filed a limited objection to the Sale Motion [Docket No. 112], arguing that the Debtors must be required to preserve documents, information, and other potentially relevant evidence in connection with the Sale. On June 20, 2022, the Creditors’ Committee filed a limited objection and reservation of rights to the Sale Motion [Docket No. 127], arguing that the Chapter 11 Cases were being run solely for the benefit of the Purchasers, and that challenge rights under the Interim DIP Order should be expressly reserved and any sale order should provide for security to be posted by the Purchasers in the event of a successful Challenge Proceeding.

The Debtors ultimately resolved the Creditors’ Committee’s objection pursuant to the Global Settlement and the Sale Documents, and the Bankruptcy Court entered the Sale Order on June 30, 2022. The Debtors also resolved the Lead Plaintiff’s objection, and similar concerns raised by the Department of Justice,4 by including document preservation provisions in the Sale Order.

Pursuant to the Purchase Agreement and the Global Settlement, the Purchasers are providing the following consideration to the Estates: (i) a $60,008,167 credit bid against Other Secured Claims under the Bridge Loan, the Prepetition Senior Notes, and the Junior Convertible Notes; (ii) an aggregate of at least $1.25 million in new money to fund the Liquidating Trust; (iii) the transfer of 20% of net recoveries (if any) of the Circles Assigned Claims and the CVG Assigned Claims to the Liquidating Trust within ten (10) days of the receipt thereof; (iv) payment of costs to cure prepetition defaults under the Executory Contracts assumed under the Purchase Agreement; and (v) assumption of certain other liabilities of the Debtors.

The Sale closed on July 11, 2022. See Docket No. 212. Upon the Sale Closing, the Prepetition Senior Notes, the Bridge Loan, and the Junior Convertible Notes were deemed satisfied in full pursuant to the Purchasers’ credit bid.

D.	Transition Services Agreement

In connection with the Purchase Agreement, the Purchasers and the Debtors entered into a transition services agreement, dated July 11, 2022 (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, the Purchasers agreed to provide certain services to the Debtors, in each case at no cost or expense to the Debtors’ Estates, including:

1.	making available certain of Debtors’ personnel hired by the Purchasers on a post-closing basis, subject to a cap of (10) hours per week;

2.

providing access to the Debtors’ books and records at reasonable times upon reasonable notice for the orderly wind-down the Debtors’ Estates, as well as in connection with the preservation of records in connection with an investigation by the Department of Justice and ongoing litigation as required under the Purchase Agreement and the Sale Order; and

[4]	The Department of Justice commenced an investigation of the Company approximately eighteen (18) months prior to the Petition Date, which is ongoing.

3.	satisfying post-closing obligations to pay certain Administrative Claims and costs under Executory Contracts.

Pursuant to the Transition Services Agreement, the Debtors agreed to provide certain services to the Purchasers, including:

1.	treasury function support;

2.	account receivable collection and notice to customers that future payments should be remitted to an account designated by Purchasers; and

3.	certain payroll services for Debtors’ personnel hired by the Purchasers, at the sole cost and liability of the Purchasers.

The obligation of each party to provide transition services will terminate on the earlier of: (i) 91 days after the execution of the Transition Services Agreement (Monday, October 10, 2022); (ii) the date each of the services to be provided is fully performed; (iii) the effective date of any plan of liquidation or plan of reorganization confirmed in the Chapter 11 Cases; (iv) the entry of an order converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (v) the entry of an order dismissing the Chapter 11 Cases; or (f) the date of termination pursuant to Sections 8.2 (Termination for Convenience) or 8.3 (Termination for Breach) of the Transition Services Agreement; provided, however, that any party has the right, in its discretion, on a one- time basis, to extend the term for up to 31 calendar days, upon five (5) calendar days’ written notice to the other parties prior to the expiration of the term.

E.	D&O Defense Costs Motion

On June 14, 2022, certain of the Company’s current and former directors and officers filed a motion [Docket No. 117] (the “Defense Costs Motion”) seeking modification of the automatic stay under section 362 of the Bankruptcy Code to allow the insurers under certain D&O Policies to make payments under such policies to, or for the benefit of, insured persons for defense costs incurred in connection with lawsuits involving the Company’s accounting misstatements.

On July 5, 2022, the Debtors filed a limited objection to the Defense Costs Motion [Docket No. 184] (the “Defense Costs Limited Objection”), which reported that the $5 million in coverage provided under the Debtors’ primary D&O Policy had already been exhausted in connection with such litigation, and that approximately $4 million of the next $5 million layer of excess insurance coverage and proceeds had been either paid or incurred but not otherwise paid or reimbursed as of June 30, 2022. See Defense Costs Ltd. Obj’n ¶ 5. The Creditors’ Committee filed a joinder to the Defense Costs Limited Objection on July 5, 2022 [Docket No. 186].

The parties ultimately resolved the Defense Costs Limited Objection by agreeing that accrued defense costs through June 30, 2022 would be capped at $3.1, and that for July, August, and September 2022, defense counsel would submit monthly budget estimates to the insurance carriers, the Debtors, and the Creditors’ Committee for review and approval. On July 13, 2022, the Bankruptcy Court entered a stipulation and order reflecting such agreement. See Docket No. 217.

F.	Estate Professionals

Pursuant to orders of the Bankruptcy Court, the Debtors and the Creditors’ Committee have retained certain professionals pursuant to sections 327 and 328 of the Bankruptcy Code (collectively, the “Estate Professionals”) [Docket Nos. 151, 163, 168, and 218]. The Debtors’ Professionals are: (a) Togut, Segal & Segal LLP, as bankruptcy counsel; (b) King & Spalding LLP, as special corporate counsel; (c) FTI Consulting, Inc, as financial advisor and investment banker; and (d) Kurtzman Carson Consultants LLC, as administrative advisor. The Creditors’ Committee’s counsel is Sidley Austin LLP [Docket No. 259], and financial advisor is AlixPartners, LLP [Docket No. 266.] On June 30, 2022, the Debtors also filed a motion to employ and pay ordinary course professionals, [Docket No. 166], which was approved by the Bankruptcy Court on July 15, 2022 [Docket No. 228]

Pursuant to the Court’s Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered on July 11, 2022 [Docket No. 205] (the “Interim Compensation Order”), the Debtors were authorized to pay certain of the Professionals’ fees and expenses during the Chapter 11 Cases. Following the Sale Closing, the Estates remain responsible for paying the Professionals in accordance with the Interim Compensation Order from the escrow account established in connection with the DIP Financing or the Professional Fee Escrow to be established in connection with the Plan, as applicable. Allowance of Estate Professionals’ fees and expenses on a final basis will be considered by the Bankruptcy Court after the Effective Date pursuant to the procedures set forth in the Plan and in accordance with the Interim Compensation Order, and such amounts will be paid, to the extent allowed, following the Effective Date from the Professional Fee Escrow Account.

G.	Summary of the Debtors’ Assets and Liabilities

On June 28, 2022, the Debtors filed their schedules of assets and liabilities and statement of financial affairs [Docket Nos. 153 and 154 of the chapter 11 case of Pareteum and Docket Nos. 4 and 5 of each other Debtor’s case] (the “Schedules and Statements”). By order dated July 11, 2022 [Docket No. 207], the Bankruptcy Court established August 22, 2022 at 5:00 p.m. (Eastern Time) as the general bar date (the “General Bar Date”) and November 11, 2022 at 5:00 p.m. (Eastern Time) as the Governmental Bar Date.

The Debtors estimate that Allowed General Unsecured Claims could range from approximately $18.5 million to amount to be determined, which could be significantly in excess of that amount as a result of contingent, unliquidated and disputed claims, which include, but are not limited to litigation and class action claims, for which the Debtors may be determined to be liable, in part or otherwise.

The Debtors are aware of one ongoing criminal investigation into the pre-petition conduct of the Debtors. This investigation, and any others like it, may expose the Debtors to increased claim and increased expenses of administering the Liquidating Trust, which may be compelled to comply with a criminal investigation.

H.	Appointment of the Wind Down Officer

On July 21, 2022, the Court authorized the Debtors’ retention of Saccullo Business Consulting, LLC (“SBC”) to provide Anthony M. Saccullo as the Wind Down Officer to the Debtors (the “Wind Down Officer”) and additional personnel to support the Wind Down Officer (the “Additional Personnel”) nunc pro tunc to July 5, 2022 [Docket No. 235]. Accordingly, the information set forth herein is based upon information received by the Wind Down Officer and his retained professionals, either from former personnel of the Debtors, the Debtors’ retained professionals, or the Debtors’ books and records.

Given the recent appointment of the Wind Down Officer, neither the Wind Down Officer, nor Saccullo Business Consulting, LLC have any direct, personal knowledge of the facts, circumstances, or financial information provided herein, and the financial information provided has not been verified. Neither the Wind Down Officer, the Wind Down Officer, Saccullo Business Consulting, LLC, or any of its retained professionals, make any representations with regard to the validity, accuracy, or reliability of the financial information provided.

VI.	SUMMARY OF THE PLAN OF LIQUIDATION

THE FOLLOWING SUMMARY HIGHLIGHTS CERTAIN PROVISIONS OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A). IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PLAN SHALL CONTROL.

The Plan (including, but not limited to, Sections 2 and 3 of the Plan) provides for the procedural consolidation of the Debtors for plan purposes only and shall serve as a motion by the Debtors for entry of an order of the Bankruptcy Court granting such relief. The Debtors propose procedural consolidation to avoid the inefficiency of proposing, voting on, and making Distributions in respect of entity-specific claims. Accordingly, on the Effective Date, all of the Debtors and their Estates shall, for purposes of the Plan only, be treated as though they were merged and (a) all Assets and liabilities of the Debtors shall, for purposes of the Plan only, be treated as though they were merged, (b) all guarantees of the Debtors of payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled, (c) all joint or duplicate obligations of two or more Debtors, and all multiple Claims against such Entities on account of such joint or duplicate obligations, shall be considered a single claim against the Debtors (including for purposes of Distributions and reserves) without the need for further action by the Debtors or the Wind Down Officer and (d)

any Claim filed in the Chapter 11 Cases shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date. Unless otherwise set forth herein, such consolidation shall not (other than for voting, treatment, and distribution purposes under the Plan) affect (i) the legal and corporate structures of the Debtors or (ii) the substantive rights of any creditor. If any party in interest challenges the proposed procedural consolidation, the Debtors reserve the right to establish at the Combined Hearing the ability to confirm the Plan on an entity-by-entity basis.

A.	Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

1. Administrative Claims

On or as soon as reasonably practicable after the earlier of (a) the Effective Date or (b) the first Business Day after the date that is thirty (30) calendar days after the date on which an Allowed Administrative Claim becomes Allowed or payable under any agreement related thereto, unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Liquidating Trustee, as applicable, each Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, and release, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim.

To the extent not required to be filed by the Interim Administrative Claims Bar Date of September 30, 2022 established by the Bankruptcy Court , all requests for payment of Administrative Claims (other than Professional Fee Claims, and Administrative Claims that have been Allowed on or before the Effective Date) must be in writing and filed with the Bankruptcy Court and served on the Debtors, the Creditors’ Committee, the Liquidating Trustee, and the U.S. Trustee so as to be received by 5:00 p.m. (Eastern Time) on the date that is thirty (30) days after the service of notice of occurrence of the Effective Date (the “Administrative Claims Bar Date”). Such request for payment must include at a minimum: (A) the name of the holder of the asserted Administrative Claim; (B) the amount of the Administrative Claim; (C) the basis of the Administrative Claim; and (D) supporting documentation for the Administrative Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND RELEASED AND THE HOLDER THEREOF SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET, OR RECOVER SUCH ADMINISTRATIVE CLAIM.

2. U.S. Trustee Fees

On the Effective Date, the Debtors shall pay all accrued and outstanding U.S. Trustee Fees, if any. Following the Effective Date, the Liquidating Trust shall remain obligated to pay quarterly fees to the U.S. Trustee on behalf of the Estates, if any, in accordance with Section 12.1 of the Plan.

3. Professional Fee Claims

To the extent not filed prior to the Effective Date, Professionals shall submit final fee applications seeking approval of all Professional Fee Claims by the Bankruptcy Court no later than thirty (30) days after the Notice of the Effective Date. These applications remain subject to Bankruptcy Court approval under the standards established by the Bankruptcy Code, including the requirements of sections 327, 328, 330, 331, 363, 503(b), and 1103 of the Bankruptcy Code, as applicable.

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Escrow Amount, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way. The Professional Fee Escrow (including the funds held therein) (x) shall not be and shall not be deemed property of the Debtors or the Liquidating Trust and (y) shall be held in trust for Professionals. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided, that to the extent there are insufficient funds in the Professional Fee Escrow to pay all Allowed Professional Fee Claims in full, each Holder of a Professional Fee Claim shall receive its pro rata share of the remaining funds in the Professional Fee Escrow or as otherwise agreed; provided further, that no Professional shall receive payment from the Liquidating Trust of any Allowed Professional Fee Claim in excess of the amount reserved for such Professional in the Professional Fee Escrow unless the Liquidating Trustee, in consultation with the Trust Advisory Committee or as determined by the Bankruptcy Court, agrees to pay some or all of any unpaid Allowed Professional Fee Claims and the Liquidating Trust has sufficient Cash available to pay Allowed Professional Fees or as otherwise agreed.

4. Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, and release of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

B.	Classification and Treatment of Claims and Interests

The only Class entitled to vote on the Plan is Class 4 (General Unsecured Claims). Classes 1 (Secured Tax Claims), 2 (Other Secured Claims), and 3 (Other Priority Claims) are Unimpaired under the Plan, which means such Classes are deemed to have accepted the Plan. Class 5 (Interests) is Impaired under the Plan and will not receive or retain any property under the Plan. Accordingly, Class 5 is deemed to have rejected the Plan. The proposed treatment of each class of Claims and Interests is set forth in Section 3.3 of the Plan.

The following table summarizes the classification and treatment of all Claims against and Interests in the Debtors.

Class and Estimated Amount	Summary of Treatment	Estimated Recovery	Entitled to Vote

Secured Tax Claims (Class 1) (Amount TBD)	Except to the extent that a Holder of an Allowed Secured Tax Claim agrees to different, less favorable treatment, each Holder of an Allowed Secured Tax Claim will receive, in full and final satisfaction, settlement, and release of and in exchange for such Allowed Secured Tax Claim, Cash in an amount equal to the Allowed amount of such Allowed Secured Tax Claim on the earlier of (x) the Effective Date and (y) as soon as practicable after its Secured Tax Claim becomes Allowed.	100% Unimpaired	No – Deemed to Accept

Other Secured Claims (Class 2)	Except to the extent that a Holder of an Allowed Other Secured Claim agrees to different, less favorable treatment (including, without limitation, pursuant to the Global Settlement, the Purchase Agreement, and/or the Sale Order), each Holder of an Allowed Other Secured Claim will receive, in full and final satisfaction, settlement, and release of and in exchange for such Allowed Other Secured Claim, Cash in an amount equal to the Allowed amount of such Other Secured Claim on the earlier of (x) the Effective Date and (y) as soon as practicable after its Other Secured Claim becomes Allowed.	100% Unimpaired	No – Deemed to Accept

Other Priority Claims (Class 3) (Amount TBD)[5]	Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a different, less favorable treatment, each Holder of an Allowed Other Priority Claim will receive, in full and final satisfaction, settlement, and release of and in exchange for such Allowed Claim, Cash in an amount equal to such Holder’s Allowed Other Priority Claim on the earlier of (x) the Effective Date and (y) as soon as practicable after its Other Priority Claim becomes Allowed.	100% Unimpaired	No – Deemed to Accept

[5]	The Governmental Bar Date is November 11, 2022.

Class and Estimated Amount	Summary of Treatment	Estimated Recovery	Entitled to Vote

General Unsecured Claims (Class 4) (approximately $18.5 million to an amount TBD)[6]	Subject to the terms of Sections 3.4(d) and 5.4 of the Plan, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, and release of, and in exchange for, all such Allowed Claims, each Holder of an Allowed General Unsecured Claim shall receive such Holder’s Pro Rata share of the Liquidating Trust Interests entitling such Holder to receive, on a Distribution Date, its Pro Rata share of the Liquidating Trust Net Recovery available for Distribution on each such Distribution Date as provided under the Plan and the Liquidating Trust Agreement.	% Recovery TBD Impaired	Yes

Interests (Class 5) N/A	On the Effective Date, all Interests shall be eliminated, and Holders of Interests shall not receive or retain any property under the Plan on account of such Interests.	0% Impaired	No – Deemed to Reject

C.	The Liquidating Trust

On and after the Effective Date, the initial Liquidating Trustee shall become and serve as the Liquidating Trustee. The Liquidating Trustee will be a disinterested Person designated by the Creditors’ Committee, in consultation with the Debtors, and identified in the Liquidating Trustee Disclosure.

The Liquidating Trustee shall carry out the duties as set forth in Section 5.4 of the Plan and in the Liquidating Trust Agreement. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Liquidating Trustee shall be deemed the appointed representative to, and may pursue, litigate, and compromise and settle any such rights, claims, and Retained Causes of Action on behalf of, and in accordance with the best interests of, the Beneficiaries.

On the Effective Date, if not previously signed, the Debtors and the Liquidating Trustee will execute the Liquidating Trust Agreement, and the Liquidating Trust Agreement will become effective without any further action by any party. The Liquidating Trust is organized and established as a trust for the benefit of the Beneficiaries, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in

[6]

The Debtors estimate that Allowed General Unsecured Claims could range from approximately $18.5 million to amount to be determined, which could be significantly in excess of that amount as a result of contingent, unliquidated and disputed claims, which include, but are not limited to litigation and class action claims, for which the Debtors may be determined to be liable, in part or otherwise.

the conduct of a trade or business. The Liquidating Trust will be an affiliate of the Debtors (within the meaning of and solely for purposes of sections 1125(e) and 1145(a) of the Bankruptcy Code). The Liquidating Trustee may elect for the Liquidating Trust to be treated as a partnership or a corporation or other entity—including, without limitation, designating the Liquidating Trust as a Disputed Ownership Fund--for tax purposes only, if the Liquidating Trustee may determine, in his or her reasonable discretion, that such election would be in the best interests of the Beneficiaries.

In accordance with Treasury Regulation Section 301.7701-4(d), the Beneficiaries of the Liquidating Trust will be the Holders of Allowed General Unsecured Claims against the Debtors. The Holders of such Allowed Claims will receive an allocation of their respective Liquidating Trust Interests as provided for in the Plan and the Liquidating Trust Agreement. The Holders of Liquidating Trust Interests will receive Distributions from the Liquidating Trust as provided for in the Plan and the Liquidating Trust Agreement. The Beneficiaries shall be treated as grantors and owners of such Beneficiaries’ respective portion of the Liquidating Trust.

Unless otherwise expressly provided under the Plan, on the Effective Date, the Liquidating Trust Assets will automatically vest in the Liquidating Trust free and clear of all claims, liens, encumbrances, charges, and other interests, with the Liquidating Trust being vested with all of the Debtors’ and the Estates’ respective rights, title, and interest in and to all Liquidating Trust Assets.

The Liquidating Trust Assets shall consist of: (i) the Liquidating Trust Funding Amount; (ii) all Retained Causes of Action; (iii) all rights to tax refunds (including the Tax Refund); (iv) all marketable and unsold hard assets of the Debtors, including, but not limited to, artwork and furniture, fixtures, and equipment; (v) all rights with respect to the insurance policies of the Debtors (including the D&O Policies) other than certain rights of the Debtors transferred to the Purchasers pursuant to the Purchase Agreement and the Global Settlement, and the Debtors’ rights to recover therefrom, all of which shall be transferred or assigned to the Liquidating Trust on the Effective Date;7 (vi) 20% of the affirmative monetary net recoveries (if any) of each of the Circles Assigned Claims and the CVG Assigned Claims, subject to the terms of the Global Settlement; and (viii) the Excluded Assets (as defined in the Purchase Agreement); provided, however, “Liquidating Trust Assets” shall not include any assets

[7]

For the avoidance of doubt, nothing in the Disclosure Statement, Plan, the Liquidating Trust Agreement, or any related documents, including the description of Liquidating Trust Assets in this Disclosure Statement Article VI.C and as defined in Section 1.78 of the Plan (a) is a determination of whether each of the D&O Policies are property of the Debtors’ Estates or whether the proceeds of each of the D&O Policies are property of the Debtors’ estates or (b) is intended to or may be interpreted as enlarging or diminishing the rights of the Debtors, the Liquidating Trust, the LiquidatingTrustee, the court-appointed lead plaintiff in the securities class action captioned as In re Pareteum Securities Litigation, Case No. 1:19-cv-09767 (AKH) (GWG) (individually or in its capacity as such), or any other person or entity, to pursue any D&O Policies for the satisfaction of a claim for which the proceeds of any such D&O Policies may be available. In all cases subject to the express terms and conditions of the applicable D&O Policies, all rights, remedies, claims, and defenses of all parties in interest with respect to all D&O Policies (or the proceeds thereof) for satisfaction of any such claims are preserved, including, without limitation, the rights and defenses of each underwriter, carrier, or other entity who is an issuer or insurer under any such D&O Policies or who may have a responsibility for the payment of any proceeds therefrom.

expressly assigned or transferred by the Debtors to a party other than the Liquidating Trust pursuant to the Purchase Agreement, the Global Settlement, the Plan, the Confirmation Order, or any order of the Bankruptcy Court (including, for the avoidance of doubt, the Purchased Assets, the Circles Assigned Claims, and the CVG Assigned Claims).

After the Effective Date, the Liquidating Trust shall have the authority and right on behalf of the Debtors without the need for Bankruptcy Court approval (unless otherwise expressly indicated herein), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i)	oversee and control the Liquidating Trust;

(ii)	collect and liquidate the Liquidating Trust Assets under the jurisdiction of the Bankruptcy Court;

(iii)

assert, prosecute, pursue, compromise, and settle, in accordance with the Liquidating Trustee’s reasonable business judgment, all claims and Retained Causes of Action, and enforce all legal or equitable remedies and defenses belonging to the Debtors or the Estates, including, without limitation, setoff, recoupment, and any rights under section 502(d) of the Bankruptcy Code;

(iv)	object to Claims in accordance with the Liquidating Trustee’s reasonable business judgment;

(v)	make Distributions to Holders of Allowed Claims;

(vi)

exercise reasonable business judgment to direct and control the wind-down, liquidation, sale, and/or abandonment of the Liquidating Trust Assets and in accordance with applicable law as necessary to maximize Distributions to Holders of Liquidating Trust Interests;

(vii)	prosecute all Retained Causes of Action on behalf of the Debtors for the benefit of the Beneficiaries of the Liquidating Trust, or elect not to pursue any Retained Causes of Action;

(viii)	retain, compensate, and reimburse professionals to assist in performing the Liquidating Trustee’s duties under the Plan;

(ix)

maintain preserve, and destroy any books and records including Purchased Books and Records and Retained Books and Records (as those terms are defined in the Purchase Agreement and Sale Order), as applicable, in accordance with the terms of the Purchase Agreement, the Sale Order, the order approving the Global Settlement (together, the “Preservation Documents”), and other applicable law only to the extent not inconsistent with the terms of the Preservation Documents.

(x)	invest the Cash of the Liquidating Trust and any Liquidating Trust Proceeds;

(xi)	maintain the Liquidating Trust Escrow, the Plan Reserve Account, and the Professional Fee Escrow;

(xii)

incur and pay reasonable and necessary expenses in connection with the performance of the Liquidating Trustee’s duties under the Plan, including the reasonable fees and expenses of professionals retained by the Liquidating Trustee;

(xiii)

administer the Liquidating Trust’s and the Debtors’ tax obligations, including (1) filing tax returns on behalf of the Liquidating Trust and the Debtors, as applicable, and paying tax obligations, (2) requesting, if necessary, an expedited determination of any unpaid tax liability of the Liquidating Trust or the Debtors under section 505(b) of the Bankruptcy Code for all taxable periods of the Debtors ending after the Petition Date through the termination of the Liquidating Trust as determined under applicable tax laws, and (3) representing the interest and account of the Liquidating Trust and the Debtors before any taxing authority in all matters including, without limitation, any action, suit, proceeding, or audit;

(xiv)

prepare and file any and all informational returns, reports, statements, returns, or disclosures relating to the Liquidating Trust that are required hereunder, by any Governmental Unit, or under applicable law;

(xv)

arrange for the liquidation and/or dissolution of the Debtors in accordance with applicable law and to indemnify, out of the assets of the Liquidating Trust, any liquidator appointed under the applicable law, or to seek any appropriate relief in furtherance of the Plan in any appropriate jurisdiction;

(xvi)	take such action as required to administer, wind down, and close the Chapter 11 Cases; and

(xvii)

perform other duties and functions that are consistent with the implementation of the Plan as deemed necessary by the Liquidating Trustee to implement the Plan and are not otherwise inconsistent with the Liquidating Trust Agreement.

D.	Other Miscellaneous Plan Provisions

The Plan also contains various provisions relating to:

•	the wind-down and governance of the Debtors after the Effective Date (see Article V);

•	procedures for making Distributions from the Debtors and the Liquidating Trust, and the rights and powers of the Disbursing Agent (see Article VI);

•	procedures for the reconciliation of Claims and Proofs of Claim and related matters, such as objections and estimation for any Disputed Claims (see Article VII);

•	the treatment of Executory Contracts (see Article VIII); and

•

the effect of Confirmation, the Bankruptcy Court’s retention of jurisdiction with respect to certain matters, and miscellaneous other implementation and effectuating provisions (see Articles X, XI, & XII).

E.	Exculpation

The Plan also contains the customary exculpation provision copied below. The Exculpated Parties are the following parties in their respective capacities as such: (a) the Debtors; (b) the Independent Directors; (c) Management; (d) the Creditors’ Committee and its members; (e) the Purchasers; (f) the DIP Lender; (g) the Wind Down Officer and Saccullo Business Consulting, LLC; (h) the TSA Designee.; and (i) with respect to each of the foregoing persons in clauses (a) through (h), each of their respective Related Parties. For the avoidance of doubt, former directors and officers of the Debtors, including, but not limited, to Robert H. Turner shall not be entitled to the exculpation or limitation of liability set forth in Section 10.2 of the Plan.

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, EFFECTIVE AS OF THE EFFECTIVE DATE, TO THE EXTENT PERMITTED UNDER SECTION 1125(e) OF THE BANKRUPTCY CODE AND PROFESSIONAL RULES OF CONDUCT, THE EXCULPATED PARTIES SHALL NOT HAVE OR INCUR ANY LIABILITY FOR ANY ACT OR OMISSION TAKEN OR NOT TAKEN BETWEEN THE PETITION DATE AND THE EFFECTIVE DATE IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF THE CHAPTER 11 CASES, THE NEGOTIATION AND FILING OF THE DISCLOSURE STATEMENT, THE PLAN OR ANY DOCUMENT IMPLEMENTING THE PLAN, THE LIQUIDATING TRUST AGREEMENT, THE PLAN SUPPLEMENT, THE TRANSITION SERVICES AGREEMENT, THE GLOBAL SETTLEMENT, THE SALE DOCUMENTS, THE FILING OF THE CHAPTER 11 CASES, THE SETTLEMENT OF CLAIMS OR RENEGOTIATION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR ACTS OR OMISSIONS THAT ARE

DETERMINED BY A FINAL ORDER TO BE THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING FRAUD) OR ANY OBLIGATIONS THAT THEY HAVE UNDER OR IN CONNECTION WITH THE PLAN OR THE TRANSACTIONS CONTEMPLATED IN THE PLAN, AND IN ALL RESPECTS SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND OBLIGATIONS UNDER THE PLAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATION SET FORTH ABOVE DOES NOT EXCULPATE ANY OF THE EXCULPATED PARTIES’ POST-EFFECTIVE DATE OBLIGATIONS UNDER THE PLAN, THE GLOBAL SETTLEMENT, THE SALE ORDER, OR THE SALE DOCUMENTS, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

F.	No Discharge

Because the Debtors are liquidating, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code.

VII.	SOLICITATION PROCEDURES AND SOLICITATION PACKAGE

The Debtors are causing “Solicitation Packages” to be distributed to Holders of General Unsecured Claims entitled to vote on the Plan (the “Voting Class”). Such Solicitation Packages include:

a.	a letter from the Creditors’ Committee recommending that Holders of General Unsecured Claims vote in favor of, and support, the Plan;

b.	a notice of the hearing (the “Combined Hearing”) to consider approval of this Disclosure Statement on a final basis and Confirmation of the Plan (the “Combined Hearing Notice”);

c.

the order of the Bankruptcy Court entered on August 22, 2022 [Docket No. 296] (the “Solicitation Procedures Order”), excluding the exhibits attached thereto, approving the procedures for soliciting votes with respect to the Plan and dates and deadlines related to the Bankruptcy Court’s approval of the Plan (referred to as “Confirmation”);

d.

instructions detailing how to access copies of this Disclosure Statement and Plan on the Voting Agent’s website and how to request hard copies of the Disclosure Statement and Plan, which the Debtors will send a copy to the requesting party at the Debtors’ expense; and

e.	a ballot to cast a vote on the Plan (each, a “Ballot”).

Holders of Claims and Interests not entitled to vote on the Plan (the “Non- Voting Classes”) will receive only the Combined Hearing Notice which will provide them notice of such holder’s non-voting status.

Members of the Voting Class and Non-Voting Classes are entitled to obtain copies of the Disclosure Statement and the Plan, as well as the exhibits thereto, free of charge (a) at the Debtors’ case website maintained by the Voting Agent at http://www.kccllc.net/pareteum; (b) in writing at Pareteum Ballot Processing Center c/o Kurtzman Carson Consultants LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245; (c) by calling the Voting Agent at (888) 201-2205 (U.S./Canada) or (310) 751-1839 (International) or (d) via the Voting Agent’s email at pareteuminfo@kccllc.com.

A.	Voting Procedures and Voting Deadline

The rules, requirements, and procedures regarding the submission of your Ballot is set forth in the Solicitation Procedures Order and the Ballot and summarized below for your convenience.

After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of (i.e., to accept) or against the Plan (i.e., to reject) on the Ballot. To be counted, your Ballot must be duly completed, executed, and actually received by Kurtzman Carson Consultants LLC (the “Voting Agent”) by 5:00 p.m. (Eastern Time) on the Voting Deadline (September 27, 2022). Ballots may either be delivered (a) via electronic, online transmission by utilizing the eBallot platform on the Case Website, or (b) by paper copy to the Pareteum Ballot Processing Center c/o Kurtzman Carson Consultants LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245.

BALLOTS MUST BE DELIVERED BY MAIL, COURIER, OR DELIVERY SERVICES OR ELECTRONICALLY VIA THE CASE WEBSITE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED. ANY COMPLETED BALLOTS THAT DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, OR THAT CONTAIN BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN, WILL NOT BE COUNTED.

Ballots not timely submitted by the Voting Deadline (or such other deadline as ordered by the Bankruptcy Court or agreed to by the Debtors, in their sole discretion) may be considered invalid.

If you have any questions about how to vote, the Solicitation Package you receive, or the amount of your Claim, or if you wish to receive additional copies of the Plan, this Disclosure Statement, or any Exhibits thereto or hereto, please contact:

Email:	pareteuminfo@kccllc.com
Phone:	(888) 201-2205 (U.S./Canada) or (310) 751-1839 (International)

B.	Combined Hearing and Deadline for Objections to Final Disclosure Statement Approval and Plan Confirmation

The Debtors intend to seek the Bankruptcy Court’s Confirmation of the Plan. The Bankruptcy Court has scheduled the Combined Hearing for 11:00 a.m. (Eastern Time) on October 6, 2022. The Debtors may adjourn the Combined Hearing by filing a notice on the docket of the Chapter 11 Cases or by announcing an adjournment on the record of a hearing or status conference held with the Bankruptcy Court.

Any objections to the adequacy of the Disclosure Statement or Confirmation of the Plan must be filed with the Bankruptcy Court and served on the parties indicated in the box immediately below by no later than 4:00 p.m. (Eastern Time) on September 29, 2022 (the “Objection Deadline”). Unless such an objection is timely filed and served, such objection may not be considered by the Bankruptcy Court at the Combined Hearing. Such objection must be filed with the Bankruptcy Court and served so that it is actually received by the Bankruptcy Court and the following parties by no later than the Objection Deadline:

Counsel for the Debtors

Togut, Segal & Segal LLP

One Penn Plaza, Suite 3335

New York, New York 10119

Attn: Frank A. Oswald, Esq.

(frankoswald@teamtogut.com), Brian F.

Moore, Esq. (bmoore@teamtogut.com),

and Amy M. Oden (aoden@tamtogut.com)

Counsel for the Creditors’ Committee	SIDLEY AUSTIN LLP

Michael G. Burke 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 mgburke@sidley.com
and

Matthew A. Clemente One South Dearborn Street Chicago, Illinois 60603 Telephone: (312) 853-7000 Facsimile: (312) 853-7036 mclemente@sidley.com and Michael Fishel Maegan Quejada 1000 Louisiana Street, Suite 5900 Houston, Texas 77002 Telephone: (713) 495-4500 Facsimile: (713) 495-7799 mfishel@sidley.com mquejada@sidley.com
The U.S. Trustee	Susan Arbeit, Esq. Trial Attorney Office of the United States Trustee 201 Varick Street, Suite 1006 New York, NY 10014

VIII.	RISK FACTORS TO BE CONSIDERED

Holders of General Unsecured Claims should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement and the Plan and their respective Exhibits, before deciding whether to vote to accept or to reject the Plan. This information, however, does not describe the only risks involved in connection with the Plan and its implementation.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement except as may be required by applicable law.

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice, and nothing contained in the Plan will constitute an admission of, or be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or on Holders of Claims or Interests. Each Holder of a Claim or Interest should consult his, her, or its own legal counsel and accountant as to legal, tax, and other matters concerning his, her, or its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine whether to vote to accept the Plan.

A.	There May Not Be Recoveries for Holders of Allowed General Unsecured Claims

There can be no assurances of actual recoveries to Holders of Allowed General Unsecured Claims in light of the potential claims that could be asserted against the Debtors. These claims currently include unliquidated litigation claims that have been asserted both by individual creditors and on behalf of purported class action claimants. The amount of the Debtors’ ultimate exposure to these claims is inherently unknowable, and the Debtors currently dispute any liability in these litigations. Ultimately, however, these claims must be liquidated—including to $0— before the Debtors can make a distribution to Holder of Allowed General Unsecured Claims. Accordingly, there is no guarantee that Holders of Allowed General Unsecured Claims will receive any recovery.

B.	The Debtors’ Books and Records Cannot Be Verified by the Wind Down Officer

Given the recent appointment of the Wind Down Officer, neither the Wind Down Officer, nor Saccullo Business Consulting, LLC have any direct, personal knowledge of the facts, circumstances, or financial information provided herein, and the financial information provided has not been verified. Neither the Wind Down Officer, the Wind Down Officer, Saccullo Business Consulting, LLC, or any of its retained professionals, make any representations with regard to the validity, accuracy, or reliability of the financial information provided.

C.	Impact of the Governmental Bar Date

The Governmental Bar Date is not until November 11, 2022. Other Claims, including claims that can be asserted by governmental agencies, including, but not limited to priority tax claims, that are senior in priority to General Unsecured Claims may arise and become Allowed Claims.

D.	Governmental Investigations May Prove Costly, Time Consuming and May Lead to Claims Against the Assets that May Otherwise Be Distributable to Holders of General Unsecured Claims

Governmental Investigations, including but not limited to the Department of Justice, may result in the assertion of unforeseeable and potentially material claims or other necessary costs to administer the Debtors estates that may materially impact the distribution, if any, to Holders of General Unsecured Claims, including the ability of the Debtors to recover proceeds under applicable insurance policies.

E.	Recoveries on Account of Retained Causes of Action are Speculative and Uncertain

The ultimate recoveries, if any, that could be obtained by the Liquidating Trustee are premised on account of Retained Causes of Action. Recoveries on account of any of the Retained Causes of Action are speculative and uncertain due to the risk of success on the merits and the potential difficulties of collection and enforcement of any judgments. Moreover, there may be limitations on the ability Debtors to recover proceeds under applicable insurance policies.

F.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular claim or Cause of Action or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement. The Liquidating Trustee may seek to investigate, file, and prosecute claims and Causes of Action, and may object to Claims, after the Effective Date irrespective of whether this Disclosure Statement, the Plan, the Exhibits hereto or thereto, or the Plan Supplement identifies such Causes of Action or objections to such Claims.

G.	Potential Tax Obligations

The Debtors have filed federal and state tax returns through 2020, and are on extension for 2021. The Debtors will also need to file for 2022. Accordingly, tax liability could be assessed once returns are filed. Recoveries to Holders of Allowed General Unsecured Claims could be materially impacted in light of the potential tax obligations. State sales tax was generally current through June 2022.

H.	Tax Consequences

The federal income tax consequences of the implementation of the Plan to the Holders of Allowed Claims will depend, among other things, on the consideration to be received by the holder, whether the holder reports income on the accrual or cash method, whether the holder’s claim is allowed or disputed on the Effective Date, and whether the holder has taken a bad debt deduction or a worthless security deduction with respect to its claim. It is possible that additional issues may exist that could affect the federal income tax consequences of the Plan or other federal income tax matters discussed herein and this discussion does not consider or provide any conclusions with respect to any such issues. Each taxpayer is strongly urged to seek advice based on the taxpayer’s particular circumstances from such taxpayer’s independent tax advisor.

I.	Risk of Delayed Effective Date

There can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated. If the Plan is not consummated, there can be no assurance that the Chapter 11 Cases would not be converted to chapter 7 liquidation cases or that any alternative chapter 11 plan would be as favorable to Holders of General Unsecured Claims as the current Plan. Either outcome may materially reduce or eliminate distributions to Holders of Allowed General Unsecured Claims.

Although in the process of winding down, the Debtors continue to incur administrative costs. Any material delay in confirming the Plan may result in insufficient funds to consummate the Plan.

J.	No Representation Outside This Disclosure Statement Are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

IX.	CONCLUSION AND RECOMMENDATION

The Debtors believe that Confirmation and implementation of the Plan is preferable to any other alternative. The Debtors urge all Holders of General Unsecured Claims entitled to vote to cast their Ballots to accept the Plan in accordance with the instructions provided herein and in the Solicitation Packages.

Dated:   October 4, 2022

New York, New York

PARETEUM CORPORATION, INC., ET AL.

By:	/s/ Anthony M. Saccullo
Name: Anthony M. Saccullo
Title: Wind Down Officer

EXHIBIT A

Chapter 11 Plan of Liquidation for Pareteum Corporation et al., and Certain of Its Affiliates

“Filed Separately”